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SHELLS SEAFOOD RESTAURANTS, INC.
REPORTS THIRD QUARTER 2007 EARNINGS

TAMPA, FL, November 9, 2007 - Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) today reported financial results for its third quarter ended September 30, 2007.

Key metrics -
Third quarter of 2007 compared to the third quarter of 2006:
•	Revenues decreased 14.7% to $9.0 million.
•	Comparable restaurant sales decreased 12.1%.
•	Net loss of $1,010,000, compared to a net loss of $962,000.
•	Net loss per share of $0.05, compared to net loss per share of $0.06.
First 39-weeks of 2007 compared to the first 39-weeks of 2006:
•	Revenues decreased 11.2% to $33.9 million.
•	Comparable restaurant sales decreased 9.7%.
•	Net loss of $2,126,000, compared to a net loss of $709,000. Excluding non-recurring items, net loss of $1,648,000, compared to a net loss of $1,011,000.
•	Net loss per share of $0.11, compared to a net loss per share of $0.04. Excluding non-recurring items, net loss per share of $0.08, compared to net loss per share of $0.06.

Leslie Christon, President and CEO, commented, “The restaurant industry continues to be challenged by a tough operating environment. Soft sales, increasing commodity expenses, and a higher than federal hourly wage rate are affecting us heavily in Florida, and we are disappointed in our financial results. We remain committed to delivering a quality experience to our guests, and to providing strong value in our menu offerings. Growing our guest traffic and strengthening our business fundamentals continue to be our highest priorities. Florida residents are heavily impacted by increasing expenses in the cost of living, and are looking for greater value for their dollar. We are responding with strong menu offerings at moderate prices, which will provide our guests with an exceptional lunch or dinner value. Supporting these offers with media will make a broader audience aware of the quality and value they can receive at Shells.”

Operating Results

Revenues for the third quarter of 2007 decreased 14.7% to $9.0 million from $10.5 million in the third quarter of 2006, mostly due to a 12.1% decrease in same store sales and the second quarter 2007 closing and disposition of an underperforming restaurant. As of the end of the third quarter of 2007, the Company had 24 restaurants in operation, compared to 25 restaurants at the end of the third quarter of 2006.

Restaurant operating costs, consisting of food and beverage costs, labor, other operating costs and depreciation expense, were $9.0 million, or 100.9% of sales, in the third quarter of 2007, compared to $10.5 million, or 99.7% of sales, in the third quarter of 2006. The 1.2% increase in restaurant operating costs, as a percentage of sales, was mostly a result of a loss of operating leverage as reflected by the reduction in sales volume.

General & administrative expenses were $827,000, or 9.2% of revenues, in the third quarter of 2007 compared to $881,000, or 8.4% of revenues, in the third quarter of 2006. The unfavorable variance as a percentage of revenues reflects incremental stock option expense of $66,000, or 0.7% of revenues.

Loss from operations for the third quarter of 2007 of $891,000 was $85,000 greater than the loss from operations of $806,000 for the comparable period of 2006. Loss from operations for the first 39-weeks of 2007 of $1,863,000 was $1,524,000 greater than the loss from operations of $339,000 for the comparable period of 2006 and, excluding non-recurring items in both periods, the loss was $723,000 greater than the comparable period of 2006.

The net loss for the third quarter of 2007 was $1,010,000, or $0.05 per share based upon 22.2 million common shares outstanding, compared to a net loss in the third quarter of 2006 of $962,000, or $0.06 per share based upon 16.7 million common shares outstanding.

The net loss for the first 39-weeks of 2007 was $2,126,000, or $0.11 per share based upon 20.0 million common shares outstanding, compared to a net loss in the first 39 weeks of 2006 of $709,000, or $0.04 per share based upon 16.4 million common shares outstanding. As adjusted for non-recurring items as summarized in the ensuing financial tables, the net loss for the first 39-weeks of 2007 was $1,648,000, or $0.08 per share, compared to a net loss in the first 39-weeks of 2006 of $1,011,000, or $0.06 per share.

About the Company

The Company manages and operates 24 full-service, neighborhood seafood restaurants in Florida under the name “Shells”. Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, crawfish, mussels, scallops, lobster, crab and daily fresh fish specials, cooked to order in a variety of ways: steamed, sautéed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads, desserts and full bar service.

Forward-Looking Statements

In addition to seasonal fluctuations, the Company’s quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food, labor costs and other operating expenses; the availability of food acceptable to our quality standards at acceptable prices; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; availability of third party financing to fund capital or operating activities, if required; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission (“SEC”) contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. The Company undertakes no obligation to update these forward looking statements on a regular basis. An investment in the Company involves various risks, including those mentioned above and those that are detailed from time-to-time in the Company’s SEC filings.

SHELLS SEAFOOD RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	Thirteen Week Period Ended				Thirty-nine Week Period Ended
	September 30, 2007		October 1, 2006		September 30, 2007		October 1, 2006
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Revenues:
Restaurant sales	$8,954	99.7%	$10,485	99.6%	$33,779	99.7%	$38,042	99.7%
Management fees	25	0.3%	44	0.4%	116	0.3%	128	0.3%
Total revenues	8,979	100.0%	10,529	100.0%	33,895	100.0%	38,170	100.0%

Restaurant operating costs:
Food and beverage (1)	2,905	32.4%	3,398	32.4%	10,984	32.5%	12,248	32.2%
Labor (1)	2,977	33.2%	3,354	32.0%	10,410	30.8%	11,606	30.5%
Other (1)	2,749	30.7%	3,124	29.8%	9,613	28.5%	9,976	26.2%
Depreciation and amortization (1)	412	4.6%	578	5.5%	1,373	4.1%	1,643	4.3%
Provision for impairment of assets (1)	-	0.0%	-	-	610	1.8%	-	-
Total restaurant operating costs (1)	9,043	100.9%	10,454	99.7%	32,990	97.7%	35,473	93.2%
Restaurant operating (loss) income (1)	(64)	-0.7%	75	0.7%	905	2.7%	2,697	7.1%

General and administrative expenses	827	9.2%	881	8.4%	2,768	8.2%	3,036	8.0%
Loss from operations	(891)	-9.9%	(806)	-7.7%	(1,863)	-5.5%	(339)	-0.9%

Lease buy-out	-	0.0%	-	-	-	0.0%	212	0.6%
Interest expense, net	(74)	-0.8%	(97)	-0.9%	(216)	-0.6%	(235)	-0.6%
Other expense	(45)	-0.5%	(59)	-0.6%	(47)	-0.1%	(347)	-0.9%

Net loss	(1,010)	-11.2%	(962)	-9.2%	(2,126)	-6.2%	(709)	-1.8%

Net loss per share of common stock:
Basic and diluted	$(0.05)		$(0.06)		$(0.11)		$(0.04)

Common shares used in computing net loss per share:
Basic and diluted	22,249		16,674		20,048		16,360

(1) As a percent of restaurant sales

SHELLS SEAFOOD RESTAURANTS, INC.
(Dollars in thousands, except per share data)
(Unaudited)

	September 30,	October 1,
	2007	2006
Number of restaurants at end of period:
Company-owned restaurants (1)	21	22
Licensed restaurants	3	3
Total	24	25

Balance sheet data:
Cash	$539	$590
Working capital (deficiency)	(5,379)	(6,048)
Total assets	12,078	16,826
Long-term debt	1,152	1,813
Stockholders' equity	2,553	6,617

(1) Includes one joint venture restaurant in which the Company has a 51% equity interest.

	Thirteen Week Period Ended		Thirty-nine Week Period Ended
NON-RECURRING ITEMS:	September 30, 2007	October 1, 2006	September 30, 2007	October 1, 2006

Net loss, as reported	$(1,010)	$(962)	$(2,126)	$(709)

Non-recurring (expense) income:
Workers' comp insurance refund and reserve adjustment	-	-	-	152
Lease renewal costs	-	-	(39)	-
Provision for impairment of assets	-	-	(610)	-
Non-recurring items affecting (loss) income from operations	-	-	(649)	152

Lease buyout option	-	-	-	212
Legal settlement proceeds	-	-	85	-
Lease termination fee	-	-	-	(23)
Gain (loss) on disposal of assets	-	-	86	(39)
Total non-recurring (expense) income	-	-	(478)	302

Net loss, excluding non-recurring items	(1,010)	(962)	(1,648)	(1,011)

Net loss per share of common stock:
Basic and diluted, as reported	$(0.05)	$(0.06)	$(0.11)	$(0.04)
Basic and diluted, excluding non-recurring items	$(0.05)	$(0.06)	$(0.08)	$(0.06)

Common shares used in computing net loss per share
of common stock, excluding non-recurring items	22,249	16,674	20,048	16,360